Exhibit 10.18

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 28, 2022, is by and between mCloud Technologies Corp., a company incorporated under the Business Corporations Act (British Columbia) (the “Company”), and (the “Investor”).

RECITALS

A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Rule 903 of Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B. The Company has authorized the issuance of [ ] Common Shares (as defined below) (the “Shares”) at a price $ of per share to the Investor.

C. The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	PURCHASE AND SALE OF SHARES.

(a) Shares. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company on the Closing Date (as defined below), the Shares.

(b) Closing. The closing (the “Closing”) of the purchase of the Shares by the Investor shall occur at the offices of Sichenzia Ross Ference LLP, 1185 Avenue of the Americas, New York, NY 10036. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Closing set forth in Sections 6 and 7 below are satisfied or waived (or such later date as is mutually agreed to by the Company and the Investor). As used herein “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

(c) Purchase Price. The aggregate purchase price for the Shares to be purchased by the Investor (the “Purchase Price”) shall be the product of (i) the number of Shares multiplied by (ii) the sum of the closing price of the Common Shares on the Nasdaq Capital Market on October 28, 2022 plus $0.01.

(d) Payment of Purchase Price; Delivery of the Shares. On the Closing Date, (i) the Investor shall pay the Purchase Price to the Company for the Shares by wire transfer of immediately available funds in accordance with the Company’s written wire instructions attached hereto as Exhibit A and (ii) the Company shall deliver to the Investor the Shares on behalf of the Company and registered in the name of the Investor or its designee.

2.	INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrant to the Company that:

(a) Organization; Authority. The Investor is an individual with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. The Investor is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Investor does not agree, or make any representation or warranty, to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Investor does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Shares in violation of applicable securities laws.

(c) Regulation S Representations. The Investor hereby acknowledges and agrees that:

(i)	it is not in the United States and is not a “U.S. Person” as defined in Rule 902 of Regulation S promulgated under the 1933 Act (a “U.S. Person”);

(ii)	the Shares were not offered to the Investor in the United States and at the time its buy order was made, it was outside the United States;

(iii)	this Agreement was delivered to, completed, executed and delivered by, the Investor (or its authorized signatory) outside the United States;

(iv)

the Investor is not a “distributor” of securities, as that term is defined in Regulation S under the 1933 Act, nor a dealer in securities, and is not purchasing the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(v)	the current structure of this transaction and all transactions and activities contemplated hereunder is not a scheme to evade the registration requirements of the 1933 Act; and

(vi)

it has not purchased the Shares as a result of any form of “directed selling efforts” (as such term is used in Regulation S under the 1933 Act) or “general solicitation” or “general advertising” (as such terms are used under Rule 502(c) of Regulation D promulgated under the 1933 Act), including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the Internet or broadcast over radio, television or the Internet, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(d) Reliance on Exemptions. The Investor understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws, that the offer and sale of the Shares are intended to be exempt from the registration requirements of the 1933 Act pursuant to Rule 903 of Regulation S under the 1933 Act, and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Shares.

(e) Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Investor. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(f) No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(g) Transfer or Resale. The Investor acknowledges and agrees that, pursuant to the provisions of Regulation S, the Shares cannot be sold, assigned, transferred, conveyed, pledged or otherwise disposed of to any U.S. Person or within the United States of America or its territories or possessions, unless such Shares are registered for sale in the United States pursuant to an effective registration statement under the 1933 Act or another exemption from such registration is available. Without limiting the foregoing, the Investor understands that: (i) the Shares have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned, transferred, conveyed or pledged, unless (A) subsequently registered under the 1933 Act and applicable states securities laws, (B) the sale, assignment or transfer is made outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (C) the sale, assignment or transfer is made in the United States or to a U.S. Person and the applicable 40-day distribution compliance period under Rule 903 of Regulation S has been satisfied, (D) such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to any other exemption from registration under the 1933 Act and applicable state securities laws, or (E) the Investor provides the Company with reasonable assurance that such Shares can be sold, assigned or transferred pursuant to Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144A”); (ii) any sale of the Shares made in reliance on Rule 144A may be made only in accordance with the terms of Rule 144A, and further, if Rule 144A is not applicable, any resale of the Shares under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Investor and constitutes the legal, valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i) No Conflicts. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

(j) Residency. The Investor is a resident of Saudi Arabia.

(k) Certain Trading Activities. The Investor has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Investor, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company’s securities) during the period commencing as of the time that the Investor was first contacted regarding the specific investment in the Company contemplated by this Agreement and ending immediately prior to the execution of this Agreement by the Investor (it being understood and agreed that for all purposes of this Agreement, and, without implication that the contrary would otherwise be true, that neither transactions nor purchases nor sales shall include the location and/or reservation of borrowable common shares). “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(l) Experience of the Investor. The Investor, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Investor is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(m) Not a 10% Owner. The Investor is not a “beneficial owner” of more than 10% of the Common Shares (as defined for purposes of Rule 13d-3 of the 1934 Act).

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that:

(a) Organization and Qualification. Each of the Company and each of its Subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole or (ii) the transactions contemplated hereby. Other than the Persons (as defined below) set forth on Schedule 3(a), the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns a majority of the outstanding capital stock or holds a majority of equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to issue the Shares in accordance with the terms hereof. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company’s board of directors, and no further filing, consent or authorization is required by the Company. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and public policy, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) Issuance of Shares. The issuance of the Shares is duly authorized and, the Shares are validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Subject to the accuracy of the representations and warranties of the Investor in this Agreement, the offer and issuance by the Company of the Shares is exempt from registration under the 1933 Act. “Common Shares” means the Company’s common shares, no par value per share.

4.	COVENANTS.

(a) Reasonable Best Efforts. The Investor shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

(b) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(c) No Hedging or Short Sales During Distribution Compliance Period. The Investor shall not directly or indirectly, nor shall any Person acting on behalf of or pursuant to any understanding with the Investor, engage in any Short Sales or hedging transactions involving any securities of the Company or any other transaction which would transfer some or all of the economic or other risk of ownership of securities of the Company, including any forward contract, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, or similar transaction, during the applicable distribution compliance period under Rule 903 of Regulation S, and thereafter may engage in such transactions only in compliance with the 1933 Act.

5.	LEGEND.

(a) Legends. The Investor understands that the Shares have been issued pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth in Section 5(b) below, the Shares shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates and the Company shall be required to refuse to register any transfer of the Shares not made in accordance with applicable U.S. securities laws):

THESE SHARES WERE ISSUED IN AN OFFSHORE TRANSACTION TO PERSONS WHO ARE NOT U.S. PERSONS (AS DEFINED HEREIN) PURSUANT TO REGULATIONS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). ACCORDINGLY, NONE OF THE SHARES TO WHICH THIS CERTIFICATE RELATES, HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES (AS DEFINED HEREIN OR, DIRECTLY OR INDIRECTLY, TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SHARES MAY NOT BE CONDUCTED UNLESS IN ACCORDANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.

(b) Removal of Legends. Certificates evidencing Shares shall not be required to contain the legend set forth in Section 5(a) above or any other legend (i) while a registration statement covering the resale of such Shares is effective under the 1933 Act, (ii) if such Shares are sold, assigned or transferred outside the United States to a non-U.S. Person in accordance with the requirements of Rule 904 of Regulation S and in compliance with applicable local laws and regulations, (iii) if such Shares are eligible to be sold, assigned or transferred under Rule 144A (provided that the Investor provides the Company with reasonable assurances that such Shares are eligible for sale, assignment or transfer under Rule 144A which shall not include an opinion of counsel), (iv) in connection with any other sale, assignment or other transfer of such Shares, provided that such sale, assignment or transfer of such Shares may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is otherwise not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than three (3) Trading Days following the delivery by the Investor to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), as directed by such Investor, either: (A) provided that the Company’s transfer agent is participating in the DTC Fast Automated Securities Transfer Program, credit the aggregate number of Common Shares to which such Investor shall be entitled to such Investor’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company’s transfer agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver at the Company’s expense (via reputable overnight courier) to such Investor, a certificate representing such Shares that is free from all restrictive and other legends, registered in the name of such Investor or its designee.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Shares to the Investor at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Investor with prior written notice thereof:

(i) The Investor shall have executed this Agreement and delivered the same to the Company.

(ii) The Investor shall have delivered to the Company the Purchase Price for the Shares being purchased by the Investor at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Investor at or prior to the Closing Date.

7.	CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE.

(a) The obligation of the Investor hereunder to purchase the Shares at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to the Investor this Agreement.

(ii) Each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Investor shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor in the form acceptable to the Investor.

(iii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement.

(iv) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect.

Trading in the Common Shares shall not have been suspended by the SEC, TSXV or the Nasdaq Capital Market, the Company shall not have received any final and non-appealable notice that the listing or quotation of the Common Shares on the Nasdaq Capital Market or TSXV shall be terminated on a date certain, there shall not have been imposed any suspension of electronic trading or settlement services by DTC with respect to the Common Shares that is continuing, and the Company shall not have received any notice from DTC to the effect that a suspension of electronic trading or settlement services by DTC with respect to the Common Shares is being imposed or is contemplated.

8.	TERMINATION.

In the event that the Closing shall not have occurred within five (5) days after the date hereof, then the Investor shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability of the Investor to any other party; provided, however, the right to terminate its obligations under this Agreement pursuant to this Section 8 shall not be available to the Investor if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Investor’s breach of this Agreement; Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. By the execution and delivery of this Agreement, the Company acknowledges that it has, by separate written instrument, irrevocably designated and appointed Sichenzia Ross Ference LLP, at 1185 Avenue of the Americas, New York, NY 10036 (together with any successor, the “Agent for Service”) as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Shares that may be instituted in any state or federal court sitting in The City of New York, Borough of Manhattan, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect. Service upon such Agent for Service in accordance with this Section 9(a) shall be deemed completed whether or not forwarded to or received by the Company. If such Agent for Service ceases to be able to act as such, resigns as such Agent for Service or to have an address in New York, New York, the Company agrees to irrevocably appoint a new agent acceptable to the Investor to receive on behalf of the Company service of any legal process and to deliver to the Investor within 14 days a copy of a written acceptance of appointment by such agent. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) limit, or be deemed to limit, in any way any right to serve process in any manner permitted by law, or (ii) operate, or shall be deemed to operate, to preclude the Investor from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Investor or to enforce a judgment or other court ruling in favor of such Investor. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the schedules and exhibits attached hereto and thereto and the instruments referenced herein supersede all other prior oral or written agreements between the Investor, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the schedules and exhibits attached hereto contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement shall (or shall be deemed to) (i) have any effect on any agreements the Investor has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by the Investor in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to the Investor or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and the Investor, and all such agreements shall continue in full force and effect. Except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Investor, discretion).

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and/or e-mail addresses for such communications are as follows:

If to the Company:

mCloud technologies Corp.

550-510 Burrard Street,

Vancouver, British Columbia, V6C 3A8

Telephone: +1-(284)-494-2810

E-mail address: russmcmeekin@mcloudcorp.com

Attention: Chief Executive Officer

With a copy (for informational purposes only) to:

Sichenzia Ross Ference LLP

1185 Avenue of the Americas, 31st Floor

New York, NY 10036

Facsimile: (212) 930-9700

E-mail address: mross@srf.law

Attention: Marc J. Ross, Esq.

If to the Investor:

or to such other address, facsimile number or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including, as contemplated below, any assignee or transferee of any of the Shares. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor (which may be granted or withheld in the sole discretion of the Investor). The Investor may assign some or all of its rights hereunder in connection with any assignment or transfer of any of its Shares without the consent of the Company, in which event such assignee or transferee (as the case may be) shall be deemed to be an Investor hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Shares and any other numbers in this Agreement that relate to the Common Shares shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Shares after the date of this Agreement.

(l) Currency(m) Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement are in United States Dollars (“U.S. Dollars”). All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

MCLOUD TECHNOLOGIES CORP.

By:
Name: Russel H. McMeekin
Title: Chief Executive Officer

IN WITNESS WHEREOF, Investor and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

INVESTOR:

By:
Name:

SCHEDULE 3(A)

LIST OF SUBSIDIARIES

The following chart identifies each of the Company’s wholly owned subsidiaries as of the date:

*	Ownership of the above noted entities is 100% unless otherwise indicated.

EXHIBIT A

WIRING INSTRUCTIONS

Wire instruction:

mCloud Technologies Corp.

510-550 Burrard Street, Vancouver, BC, V6C 3A8

Swift Code:	HKBCCATT

Bank Account Number:	270-679626-070

Transit Number:	10270

Institution Number:	016